Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS

SECOND QUARTER 2014 FINANCIAL RESULTS

HAMILTON, BERMUDA, July 16, 2014 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $36.2 million and diluted earnings per common share of $1.34 for the quarter ended June 30, 2014.

The results for the quarter include net premiums earned of $124.8 million, net favorable development of $28.6 million and net investment income of $17.6 million.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our results reflect favorable prior period development, strong investment results on a total return basis, no losses from major catastrophes and active capital management. Our book value per common share grew to $67.38 as of June 30, 2014, an increase of 3.1% from March 31, 2014.”

Mr. Price added, “Absent major events in the insurance or capital markets, we expect continued downward pressure on overall reinsurance rate adequacy. We will continue emphasizing profitability over market share while seeking to maintain a position in larger markets by participating on the most attractive business available.”

Results for the quarter ended June 30, 2014 are summarized as follows:

•	Net income was $36.2 million and diluted earnings per common share were $1.34.

•	Gross premiums written were $122.9 million and net premiums written were $120.3 million.

•	Net premiums earned were $124.8 million.

•	Combined ratio was 74.2%.

•	Net investment income was $17.6 million.

•	Net realized losses on investments were $0.6 million.

Results for the quarter ended June 30, 2014 as compared with the quarter ended June 30, 2013 are summarized as follows:

•	Net income was $36.2 million compared with net income of $49.9 million.

•	Gross premiums written decreased $25.1 million (or 17.0%) and net premiums written decreased $26.0 million (or 17.8%).

•	Net premiums earned decreased $18.1 million (or 12.7%).

•	Combined ratio decreased 0.2 percentage points.

•	Net investment income decreased $0.2 million (or 0.9%).

•	Net realized losses on investments were $0.6 million compared with net realized gains on investments of $11.7 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2014 were $58.5 million, $54.8 million and $7.0 million, respectively, representing 48.6%, 45.5% and 5.9%, respectively, of total net premiums written. Combined ratios for these segments were 89.5%, 59.2% and 84.4%, respectively. Compared with the quarter ended June 30, 2013, net premiums written increased $1.2 million (or 2.0%) in the Property and Marine segment and decreased $24.9 million (or 31.2%) and $2.3 million (or 24.7%) in the Casualty and Finite Risk segments, respectively.

Results for the six months ended June 30, 2014 are summarized as follows:

•	Net income was $99.9 million and diluted earnings per common share were $3.63.

•	Gross premiums written were $261.2 million and net premiums written were $256.1 million.

•	Net premiums earned were $251.1 million.

•	Combined ratio was 63.5%.

•	Net investment income was $35.3 million.

•	Net realized losses on investments were $1.1 million.

Results for the six months ended June 30, 2014 as compared with the six months ended June 30, 2013 are summarized as follows:

•	Net income was $99.9 million compared with net income of $136.4 million.

•	Gross premiums written decreased by $22.0 million (or 7.8%) and net premiums written decreased $25.0 million (or 8.9%).

•	Net premiums earned decreased $18.7 million (or 6.9%).

•	Combined ratio increased 2.8 percentage points.

•	Net investment income decreased $1.0 million (or 2.8%).

•	Net realized losses on investments were $1.1 million compared with net realized gains on investments of $25.0 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2014 were $116.3 million, $126.5 million and $13.4 million, respectively, representing 45.4%, 49.4% and 5.2%, respectively, of total net premiums written. Combined ratios for these segments were 66.8%, 56.8% and 96.4%, respectively. Compared with the six months ended June 30, 2013, net premiums written decreased $0.5 million (or 0.4%), $24.1 million (or 16.0%) and $0.4 million (or 3.1%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $3.8 billion as of June 30, 2014, a decrease of $60.6 million (or 1.6%) from March 31, 2014 and a decrease of $99.2 million (or 2.5%) from December 31, 2013. Investable assets, consisting of investments, cash and cash equivalents, accrued investment income and net balances due from brokers, were $3.5 billion as of June 30, 2014, a decrease of $14.9 million (or 0.4%) from March 31, 2014 and a decrease of $62.3 million (or 1.8%) from December 31, 2013.

Net unrealized gains on available-for-sale investments, net of deferred taxes, were $91.4 million as of June 30, 2014, an increase of $16.8 million from March 31, 2014 and an increase of $43.3 million from December 31, 2013.

During the quarter ended June 30, 2014, the Company repurchased an aggregate of 556,092 common shares for $35.0 million at a weighted average cost, including commissions, of $62.95 per share. During the six months ended June 30, 2014, the Company repurchased an aggregate of 1,854,096 common shares for $110.8 million at a weighted average cost, including commissions, of $59.74 per share.

Shareholders’ equity was $1.8 billion as of June 30, 2014, an increase of $17.9 million (or 1.0%) from March 31, 2014 and an increase of $31.2 million (or 1.8%) from December 31, 2013. Book value per common share was $67.38 as of June 30, 2014 based on 26.4 million common shares outstanding, an increase of $2.03 (or 3.1%) from $65.35 as of March 31, 2014 based on 26.9 million common shares outstanding and an increase of $5.31 (or 8.6%) from $62.07 as of December 31, 2013 based on 28.1 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, July 17, 2014 at 8:00 a.m. Eastern time. The call may be accessed by dialing 888-239-5289 (US and Canadian callers) or 913-312-0843 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call. Please specify passcode 5668803.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, July 17, 2014 until 11:00 a.m. Eastern time on Thursday, July 24, 2014. To access the replay by telephone, dial 888-203-1112 (US and Canadian callers) or 719-457-0820 (international callers) and specify passcode 5668803. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting income or loss, related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance brokers, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda and the United States. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our estimated liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P financial strength ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; the availability and cost of collateral arrangements in order to provide reinsurance; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry, including the effect of new entrants to the industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuations; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the effect of technology breaches or failures on our business; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect of income, premium or other taxes on Platinum Underwriters Holdings, Ltd. or its subsidiaries by other jurisdictions; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the non-compliance with laws, regulations and taxation on transactions with international counter-parties; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events. For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors", in our Annual Report on Form 10-K for the year ended December 31, 2013.

# # #

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2014 and December 31, 2013
($ and amounts in thousands, except per share data)

	(unaudited)
	June 30,	December 31,
	2014	2013
Assets
Investments:
Fixed maturity securities	$2,025,418	$1,961,265
Short-term investments	42,144	66,679
Cash and cash equivalents	1,361,730	1,464,418
Accrued investment income	20,593	20,026
Reinsurance premiums receivable	134,391	138,454
Reinsurance balances (prepaid and recoverable)	4,438	2,089
Funds held by ceding companies	88,091	119,241
Deferred acquisition costs	33,019	31,103
Reinsurance deposit assets	82,164	79,303
Other assets	32,728	41,307
Total assets	$3,824,716	$3,923,885

Liabilities
Unpaid losses and loss adjustment expenses	$1,560,517	$1,671,365
Unearned premiums	133,244	126,300
Debt obligations	250,000	250,000
Commissions payable	51,497	78,791
Other liabilities	51,589	50,722
Total liabilities	$2,046,847	$2,177,178

Shareholders' Equity
Common shares	$264	$281
Additional paid-in capital	-	10,711
Accumulated other comprehensive income	91,351	48,084
Retained earnings	1,686,254	1,687,631
Total shareholders' equity	$1,777,869	$1,746,707

Total liabilities and shareholders' equity	$3,824,716	$3,923,885

Book value per common share (1)	$67.38	$62.07

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 26,385 and 28,143 at June 30, 2014 and December 31, 2013, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Six Months Ended June 30, 2014 and 2013
($ and amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Net premiums earned	$124,825	$142,933	$251,098	$269,786
Net investment income	17,645	17,808	35,337	36,352
Net realized gains (losses) on investments	(596)	11,686	(1,111)	25,004
Net impairment losses on investments	(136)	(1,516)	(224)	(1,937)
Other income (expense)	1,194	(315)	2,711	1,077
Total revenue	142,932	170,596	287,811	330,282

Expenses
Net losses and loss adjustment expenses	50,865	62,667	77,374	76,665
Net acquisition expenses	27,848	30,313	55,349	60,532
Operating expenses	21,434	19,718	39,717	39,023
Net foreign currency exchange losses (gains)	34	(859)	(153)	(1,079)
Interest expense	4,788	4,780	9,574	9,559
Total expenses	104,969	116,619	181,861	184,700
Income before income taxes	37,963	53,977	105,950	145,582
Income tax expense	1,783	4,123	6,035	9,212
Net income	$36,180	$49,854	$99,915	$136,370

Earnings Per Common Share
Weighted average common shares outstanding	26,577	30,571	27,167	31,467
Basic earnings per common share	$1.36	$1.63	$3.68	$4.32

Adjusted weighted average common shares outstanding	26,928	30,970	27,516	31,904
Diluted earnings per common share	$1.34	$1.61	$3.63	$4.26

Comprehensive income (loss)
Net income	$36,180	$49,854	$99,915	$136,370
Other comprehensive income (loss)	16,792	(66,736)	43,267	(73,323)
Comprehensive income (loss)	$52,972	$(16,882)	$143,182	$63,047

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended June 30, 2014 and 2013
($ in thousands)

	Three Months Ended June 30, 2014
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$58,518	$54,806	$7,013	$120,337
Net premiums earned	55,528	61,555	7,742	124,825
Net losses and loss adjustment expenses	31,400	15,261	4,204	50,865
Net acquisition expenses	10,229	15,636	1,983	27,848
Other underwriting expenses	8,085	5,537	346	13,968
Segment underwriting income (loss)*	$5,814	$25,121	$1,209	32,144

Net investment income				17,645
Net realized gains (losses) on investments				(596)
Net impairment losses on investments				(136)
Other income (expense)				1,194
Corporate expenses not allocated to segments				(7,466)
Net foreign currency exchange (losses) gains				(34)
Interest expense				(4,788)
Income before income taxes				$37,963

Underwriting ratios:*
Net loss and loss adjustment expense	56.5%	24.8%	54.3%	40.7%
Net acquisition expense	18.4%	25.4%	25.6%	22.3%
Other underwriting expense	14.6%	9.0%	4.5%	11.2%
Combined	89.5%	59.2%	84.4%	74.2%

	Three Months Ended June 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$57,350	$79,711	$9,309	$146,370
Net premiums earned	58,832	75,629	8,472	142,933
Net losses and loss adjustment expenses	21,292	35,358	6,017	62,667
Net acquisition expenses	9,698	18,068	2,547	30,313
Other underwriting expenses	7,414	5,670	327	13,411
Segment underwriting income (loss)*	$20,428	$16,533	$(419)	36,542

Net investment income				17,808
Net realized gains (losses) on investments				11,686
Net impairment losses on investments				(1,516)
Other income (expense)				(315)
Corporate expenses not allocated to segments				(6,307)
Net foreign currency exchange (losses) gains				859
Interest expense				(4,780)
Income before income taxes				$53,977

Underwriting ratios:*
Net loss and loss adjustment expense	36.2%	46.8%	71.0%	43.8%
Net acquisition expense	16.5%	23.9%	30.1%	21.2%
Other underwriting expense	12.6%	7.5%	3.9%	9.4%
Combined	65.3%	78.2%	105.0%	74.4%

*
Segment underwriting income or loss and related underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Six Months Ended June 30, 2014 and 2013
($ in thousands)

	Six Months Ended June 30, 2014
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$116,263	$126,480	$13,371	$256,114
Net premiums earned	108,720	127,272	15,106	251,098
Net losses and loss adjustment expenses	37,010	30,221	10,143	77,374
Net acquisition expenses	20,272	31,278	3,799	55,349
Other underwriting expenses	15,455	10,765	638	26,858
Segment underwriting income (loss)*	$35,983	$55,008	$526	91,517

Net investment income				35,337
Net realized gains (losses) on investments				(1,111)
Net impairment losses on investments				(224)
Other income (expense)				2,711
Corporate expenses not allocated to segments				(12,859)
Net foreign currency exchange (losses) gains				153
Interest expense				(9,574)
Income before income taxes				$105,950

Underwriting ratios:*
Net loss and loss adjustment expense	34.0%	23.7%	67.1%	30.8%
Net acquisition expense	18.6%	24.6%	25.1%	22.0%
Other underwriting expense	14.2%	8.5%	4.2%	10.7%
Combined	66.8%	56.8%	96.4%	63.5%

	Six Months Ended June 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$116,777	$150,555	$13,803	$281,135
Net premiums earned	110,684	146,424	12,678	269,786
Net losses and loss adjustment expenses	7,087	65,001	4,577	76,665
Net acquisition expenses	17,925	34,317	8,290	60,532
Other underwriting expenses	14,746	11,393	660	26,799
Segment underwriting income (loss)*	$70,926	$35,713	$(849)	105,790

Net investment income				36,352
Net realized gains (losses) on investments				25,004
Net impairment losses on investments				(1,937)
Other income (expense)				1,077
Corporate expenses not allocated to segments				(12,224)
Net foreign currency exchange (losses) gains				1,079
Interest expense				(9,559)
Income before income taxes				$145,582

Underwriting ratios:*
Net loss and loss adjustment expense	6.4%	44.4%	36.1%	28.4%
Net acquisition expense	16.2%	23.4%	65.4%	22.4%
Other underwriting expense	13.3%	7.8%	5.2%	9.9%
Combined	35.9%	75.6%	106.7%	60.7%

*
Segment underwriting income or loss and related underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Contact:	Kenneth A. Kurtzman
(203) 252-5833